Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.1 have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2021.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 present the historical financial statements of GSAH, the “Company”, adjusted to reflect the Business Combination. The Company and Mirion shall collectively be referred to herein as the “Companies.” The Companies, subsequent to the Business Combination, shall be referred to herein as the “Combined Company.” The unaudited condensed combined financial information presents the pro forma effects of the following transactions:

•	The Business Combination of Mirion with GSAH pursuant to the Business Combination Agreement;

•	Conversion of the shares of Class B common stock of GSAH (the “GSAH Class B common stock”) outstanding prior to the Business Combination to shares of our Class A common stock;

•

The issuance of 90.0 million shares of our Class A common stock for an aggregate purchase price equal to $900 million (the “PIPE Investment”) pursuant to the Subscription Agreements, $200 million of which has been subscribed for by GSAM Holdings (the “Backstop Party”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination;

•

At the Closing, the Sellers (or the “Mirion Sellers”) elected to receive equity consideration either in the form of shares of our Class A common stock or shares of our Class B common stock that have voting rights but no economic interest in the Company, paired with shares of IntermediateCo Class B common stock (non-voting) of a newly formed subsidiary (IntermediateCo) (the “Paired Interests”). The Company owns 100% of the voting shares (Class A) of IntermediateCo but a portion of the economic interest of IntermediateCo accrues to the management holders of IntermediateCo Class B common stock and shares of our Class B common stock in proportion to their ownership of shares of our Class B common stock, or voting interest, in the Company. As a result, the Company will recognize a noncontrolling interest for the portion of IntermediateCo that is not attributable to the Company. Mirion Sellers elected to receive 8.5 million shares of Class B common stock (the “Class B Holders”) and the remaining Mirion Sellers elected to receive 30.4 million shares of our Class A common stock;

•

The transfer of a portion of the founder shares to executives and a board member of the Combined Company, to be forfeited if certain service and performance conditions are not met within five years of the Transaction Date. This transaction will be accounted for as stock compensation expense in the financial statements of the Combined Company;

•	Repayment of Mirion third-party and related party notes and entering into a new term loan facility; and

•

The pro forma impact of the acquisition by Mirion of Sun Nuclear Corporation (“SNC” or “Sun Nuclear”) on December 18, 2020 (the “Sun Acquisition”) which was deemed a significant acquisition to Mirion under Regulation S-X Article 11, Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the Business Combination was completed on June 30, 2021 except with respect to the payment-in-kind (“PIK”) Notes, as described below. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the six months ended June 30, 2021 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The PIK Notes accrued payment-in-kind interest daily at a rate of 11.5% annually (the Shareholder Notes accrued PIK interest daily at a rate of 11.5% annually (other than a $70 million tranche that accrued interest at a rate of 6.0% annually until October 1, 2021 and then accrued interest at a rate of 11.5% annually) with the interest added to the outstanding principal amount on December 31 of each year in arrears, and the Management Notes accrued PIK interest daily at a rate of 11.5% annually with half of such annual amount added to the outstanding principal amount on December 31 of each year in arrears while the remaining half was payable in cash on December 31 of each year). The PIK Notes were acquired by GSAH at the Closing for a price equal to the full outstanding principal amount together with all accrued but unpaid interest up to but excluding the Closing Date using a portion of the Business Combination consideration. In connection with the Closing, GSAH contributed the PIK Notes to Mirion Topco, and then the PIK Notes were extinguished in full. For purposes of determining the number of shares of our Class A common stock and Class B common stock to be outstanding, we considered the amount of principal and interest of the PIK Notes as of the actual Closing Date of October 20, 2021, but for all other purposes have assumed the Closing Date was June 30, 2021 for the unaudited pro forma condensed combined balance sheet and January 1, 2020 for the unaudited pro forma condensed combined statements of operations.

GSAH’s fiscal year ends on December 31, whereas Mirion TopCo’s fiscal year before the closing of the Business Combination ended June 30. Due to this difference, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020, is derived from GSAH’s audited consolidated statement of operations for the year ended December 31, 2020, and Mirion’s unaudited financial results for the twelve-month period from January 1, 2020 through December 31, 2020. Mirion arrived at the unaudited financial results for the twelve-month period ended December 31, 2020 by aggregating the results for each quarterly period in calendar year 2020 (i.e., quarters ending March 31, 2020, June 30, 2020, September 30, 2020, and December 31, 2020), which produced the same result as adding the interim results for the six months ended December 31, 2020, to the audited results for the fiscal year ended June 30, 2020, and deducting the interim results for the six months ended December 31, 2019. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, combines the unaudited consolidated statement of operations for both GSAH and Mirion during the same period. Mirion’s balances have been classified consistently with the Company’s presentation.

On June 17, 2021, the Company entered into the Business Combination Agreement, and on October 20, 2021, the Business Combination was consummated. After giving effect to the Business Combination, the Company owns 96% of IntermediateCo and its subsidiaries (with the remaining 4% held by holders (including certain members of Mirion management) of shares of IntermediateCo Class B common stock as part of Paired Interests), and the Charterhouse Parties and the other Sellers (including certain members of Mirion management) hold approximately 17% of the outstanding shares of our Class A common stock (excluding the founder shares) and all of the outstanding shares of our Class B common stock. See the ownership diagram in the section of the Proxy Statement entitled “Summary of the Proxy Statement/Prospectus—Business Combination Proposal—Structure of the Transactions” for further details.

The Company is considered the accounting acquirer in the Business Combination, as further discussed in “NOTE 3—Basis of the Pro Forma Presentation.” The business combination is accounted for under the scope of Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Pursuant to ASC 805, GSAH has been determined to be the accounting acquirer as GSAH is transferring cash via the use of funds in their trust account and proceeds from equity issuances to execute the business combination. The cash consideration to the sellers is equal to an amount greater than a majority of the total consideration exchanged.

The transfer of cash in exchange for the majority of the sellers’ equity supports the conclusion that GSAH is the accounting acquirer in the business combination. Mirion constitutes a business in accordance with ASC 805, and the business combination constitutes a change in control.

GS ACQUISITION HOLDINGS CORP II

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2021

	Historical as of June 30, 2021				Pro Forma Financing Adjustments		As of June 30, 2021

($ in millions)	GS Acquisition Holdings Corp II	Mirion	Pro Forma Purchase Accounting Adjustments	Notes		Notes	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$0.8	$101.1	$(908.7)	(b)	$900.0	(b)	$134.7
			(1,310.0)	(b)	750.1	(b) (d)
					(11.7)	(b) (e)
					(70.6)	(b)
					830.0	(b)
					(146.3)	(b)
Accounts receivable, net	—	133.3	—		—		133.3
Costs in excess of billings	—	57.2	—		—		57.2
Inventories	—	113.2	21.7	(a)	—		134.9
Other current assets	0.4	29.1	0.3	(a)	—		29.8

Total current assets	1.2	433.9	(2,196.7)		2,251.5		489.9
Property, plant, and equipment, net	—	88.8	43.4	(a)	—		132.2
Other assets:
Cash and cash equivalents held in Trust	750.1	—	—		(750.1)	(d)	—
Goodwill	—	681.5	946.5	(a)	—		1,628.0
Intangible assets, net	—	326.3	441.2	(a)	—		767.5
Other assets	0.8	16.7	—		—		17.5

Total other assets	750.9	1,024.5	1,387.7		(750.1)		2,413.0

Total assets	$752.1	$1,547.2	$(765.6)		$1,501.4		$3,035.1

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$8.3	$47.1	$—		$(6.6)	(e)	$48.8
Deferred contract revenue	—	50.4	(20.0)	(a)	—		30.4
Working capital note	2.0	—	—		—		2.0
Warrant liability	62.4	—	—		—		62.4
Notes payable to third-parties, current	—	6.4	(6.4)	(a) (c)	8.3	(b)	8.3
Accrued expenses and other current liabilities	—	84.3	—		11.2	(e)	80.4
					(15.1)	(e)

Total current liabilities	72.7	188.2	(26.4)		(2.2)		232.3
Deferred underwriting discount	26.3	—	—		(26.3)	(e) (f)	—
Third-party notes payable, non-current, net	—	885.7	(885.7)	(a) (c)	821.7	(b)	799.1
					(22.6)	(e) (k)
Related party notes payable, non-current, net	—	1,235.3	(1,235.3)	(a)	—		—
Deferred income taxes and other liabilities	—	77.5	123.6	(a)	—		201.1

Total liabilities	99.0	2,386.7	(2,023.8)		770.6		1,232.5
GSAH Class A common stock subject to redemption	750.0	—	—		(750.0)	(g)	—
Stockholders’ deficit:
A Ordinary shares	—	—	—		—	(g)	—
B Ordinary shares	—	0.1	(0.1)	(a)	—	(g)	—
Additional paid-in capital	—	9.5	(9.5)	(a)	900.0	(b)	1,822.1
			418.7	(a)	750.0	(g)
					(11.7)	(a) (b)
					(146.3)	(b)
					(88.6)	(h)
Receivable from Employees for purchase of Stock	—	(2.4)	2.4	(a)	—		—
Accumulated (deficit) earnings	(96.9)	(888.0)	888.0	(a)	(11.2)	(e)	(108.1)
Noncontrolling interests	—	2.1	(2.1)	(a)	88.6	(h)	88.6
Accumulated other comprehensive income (loss)	—	39.2	(39.2)	(a)	—		—

Total stockholders’ equity (deficit)	(96.9)	(839.50)	1,258.2		1,480.8		1,802.6

Total liabilities and stockholders’ equity	$752.1	$1,547.2	$(765.6)		$1,501.4		$3,035.1

GS ACQUISITION HOLDINGS CORP II

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2021

	Historical Financials
($ in millions, except shares outstanding and per share amounts)	GS Acquisition Holdings Corp II	Mirion	Pro Forma Purchase Accounting Adjustments	Notes		Mirion Pro Forma	Pro Forma Financing Adjustments	Notes		Pro Forma Combined

Revenues:
Product	$—	$267.5	$—			$267.5	$—			$267.5
Service	—	78.6	—			78.6	—			78.6

Total Revenues	—	346.1	—			346.1	—			346.1
Costs and expenses:
Cost of revenues—Product	—	166.4	(0.3)	(i	)	166.1	—			166.1
Cost of revenues—Service	—	37.6	0.4			38.0	—			38.0
Selling, general and administrative	8.7	127.1	22.3	(i	)	149.4	9.3	(j	)	167.4
Research and development	—	19.2	—			19.2	—			19.2
Other deductions, net	—	(3.6)	—			(3.6)	—			(3.6)
Change in fair value of warrant liability	(9.2)	—	—			—	—			(9.2)
Dividend expense (income)	—	—	—			—	—			—
Interest expense (income), net	—	86.7	(86.7)	(i	)	—	16.5	(k	)	16.5

Income (loss) before income taxes	0.5	(87.3)	64.3			(23.0)	(25.8)			(48.3)
Income tax expense (benefit)	(0.5)	11.5	16.1	(i	)	27.6	(6.5)	(l	)	20.6

Net income (loss)	$1.0	$(98.8)	$48.2			$(50.6)	$(19.3)			(68.9)

Less: Income (loss) attributable to noncontrolling interests								(m	)	(3.1)

Net income (loss) attributable to controlling interests										$(65.8)

Historical
Weighted average common shares outstanding of Class A common stock	75,000,000
Basic and diluted net income per share, Class A	$0.01
Weighted average common shares outstanding of Class B common stock	18,750,000
Basic and diluted net income per share, Class B	$0.01
Earnings per share
Pro Forma weighted average common shares of Class A common stock outstanding—basic and diluted										180,773,292
Pro Forma net income (loss) per share basic and diluted available to common stockholders, Class A								(n	)	$(0.36)

GS ACQUISITION HOLDINGS CORP II

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

	Historical Financials
($ in millions, except shares outstanding and per share amounts)	GS Acquisition Holdings Corp II	Historical Mirion	Historical Sun Nuclear (1/1/20 – 12/18/20)	Pro Forma Sun Nuclear Purchase Accounting Adjustments	Notes		Mirion Pro Forma	Pro Forma Purchase Accounting Adjustments	Notes		Pro Forma Financing Adjustments	Notes		Pro Forma Combined
Revenues:
Product	$—	$377.1	$75.7	$(7.3)	(o	)	$445.5	$—			$—			$445.5
Service	—	139.2	22.4	(9.5)	(o	)	152.1	(12.7)	(i	)	—			139.4

Total Revenues	—	516.3	98.1	(16.8)			597.6	(12.7)			—			584.9
Costs and expenses:
Cost of revenues—Product	—	230.8	21.9	7.7	(o	)	260.4	18.2	(i	)	—			278.6
Cost of revenues—Service	—	70.5	11.0	—			81.5	1.1	(i	)	—			82.6
Selling, general and administrative	2.5	162.6	33.8	15.7	(o	)	212.1	50.9	(i	)	33.4	(j	)	310.1
											11.2	(q	)
Research and development	—	17.9	14.7	—			32.6	—						32.6
Other deductions, net	—	16.4	(0.5)	—			15.9	—			—			15.9
Change in fair value of warrant liability	43.1	—	—	—			—	—			—			43.1
Dividend expense (income)	(0.1)	—	—	—			—	—			0.1	(p	)	—
Interest expense (income), net	—	154.2	0.1	21.3	(o	)	175.6	(159.0)	(i	)	32.9	(k	)	49.5

Income (loss) before income taxes	(45.5)	(136.1)	17.1	(61.5)			(180.5)	76.1			(77.6)			(227.5)
Income tax expense (benefit)	(0.3)	(15.7)	—	(11.1)	(o	)	(26.8)	19.0	(i	)	(19.4)	(l	)	(27.5)

Net income (loss)	$(45.2)	$(120.4)	$17.1	$(50.4)			$(153.7)	$57.1			$(58.2)			(200.0)

Less: Income (loss) attributable to noncontrolling interests												(m	)	(9.0)

Net income (loss) attributable to controlling interests														$(191.0)

Historical
Weighted average common shares outstanding of Class A common stock	37,397,260
Basic and diluted net income per share, Class A	$(0.79)
Weighted average common shares outstanding of Class B common stock	19,597,603
Basic and diluted net income per share, Class B	$(0.79)
Earnings per share
Pro Forma weighted average common shares of Class A common stock outstanding— basic and diluted														180,773,292
Pro Forma net income (loss) per share basic and diluted available to common stockholders, Class A												(n	)	$(1.06)

NOTE 1—Description of the Business Combination

On June 17, 2021, the Company, Mirion Technologies (TopCo), Ltd., the Charterhouse Parties and the other Sellers entered into the Business Combination Agreement, and on October 20, 2021, the Business Combination was consummated. Pursuant to the Business Combination, Mirion combined with a subsidiary of the Company in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in the Proxy Statement. Following the closing of the Business Combination, (a) the Company owns 96% of IntermediateCo and its subsidiaries (with the remaining 4% held by holders (including certain members of Mirion management) of shares of IntermediateCo Class B common stock as part of Paired Interests), and (b) the Mirion Sellers (excluding certain members of management who hold shares of our Class B common stock) hold 17% of the outstanding shares of our Class A common stock (excluding the founder shares) and all of the outstanding shares of our Class B common stock.

The aggregate consideration for the Business Combination included a combination of cash and stock consideration as follows (in millions):

Shares transferred at closing(1)	38,960,000
Value per share(2)	$10.45

Total share consideration	407.0
Plus: cash transferred	1,310.0

Total cash and share consideration at closing	$1,717.0

(1)

Includes both shares of our Class A common stock (30.4 million to the Mirion Sellers excluding certain members of management who elected to receive Class B common stock) and shares of our Class B common stock (8.6 million) to Mirion management stockholders).

(2)	The value of shares transferred at closing is assumed to be the average price on October 20, 2021 of $10.45 per share.

Before the Closing of the Business Combination Agreement, the Sellers had the option to elect to have their equity consideration exchanged for either shares of our Class A common stock or Paired Interests. At Closing, the Company owned 100% of the voting shares (Class A) of IntermediateCo and greater than 80% of the non-voting Class B shares. As a result, the Company will recognize a noncontrolling interest for the portion of IntermediateCo that is not attributable to the Company. We have considered that, of the existing Mirion stockholders, only certain Mirion management elected to receive shares of our Class B common stock (initially to defer recognition of the Business Combination for U.S. tax purposes).

Concurrently with the execution of the Business Combination Agreement, we entered into Subscription Agreements with the PIPE Investors pursuant to which the PIPE Investors collectively subscribed for 90.0 million shares of our Class A common stock for an aggregate purchase price equal to $900 million, $200 million of which has been subscribed for by the Backstop Party. The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination. We entered into a new credit agreement for a $830 million term facility (to refinance existing Mirion third-party debt) and a $90 million revolving credit facility (for future operational purposes and not used to finance the Business Combination). A Backstop Agreement was executed such that up to an additional 12,500,000 shares would be purchased by the Backstop Party (a related party of the Company) to cover redemptions by public stockholders to the extent redemptions exceeded the cash available from PIPE investors, the Trust Account and new debt financing after the payment of Mirion third-party debt (subject to the Minimum Cash Condition); however, no additional shares were purchased by the Backstop Party as actual redemptions did not exceed cash available.

The $900.0 million of gross proceeds from the sale of our Class A common stock to the PIPE Investors is included in the Cash Consideration. The remainder of the Cash Consideration was provided by the funds held in the trust account. The following summarizes our Class A and Class B common stock ownership (as a percentage of outstanding common stock; numbers may not total due to rounding):

	Class A Share Ownership in the Company(1)
	Number of Shares (millions)	Percentage of Outstanding Shares
PIPE Investors(2)	90.0	47.5%
Public Stockholders	60.4	31.9%
Mirion Sellers (excluding certain members of Mirion management below who elected to receive Class B common stock)	30.4	16.1%

	Class B Share Ownership in the Company
	Number of Shares (millions)	Percentage of Outstanding Shares
Mirion management	8.6	4.5%

(1)

Excludes 18,750,000 founder shares converted from shares of GSAH Class B common stock to shares of our Class A common stock upon the closing of the Business Combination which are subject to certain vesting and forfeiture conditions described below. The PIK Notes accrued payment-in-kind interest daily at a rate of 11.5% annually (the Shareholder Notes accrued PIK interest daily at a rate of 11.5% annually (other than a $70 million tranche that accrued interest at a rate of 6.0% annually until October 1, 2021 and then accrued interest at a rate of 11.5% annually) with the interest added to the outstanding principal amount on December 31 of each year, and the Management Notes accrued PIK interest daily at a rate of 11.5% annually with half of such annual amount added to the outstanding principal amount on December 31 of each year in arrears while the remaining half was payable in cash on December 31 of each year). The PIK Notes were acquired by GSAH at the Closing for a price equal to the full outstanding principal amount together with all accrued but unpaid interest up to but excluding the Closing Date using a portion of the Business Combination consideration. In connection with the Closing, GSAH contributed the PIK Notes to Mirion Topco and then the PIK Notes were extinguished in full. See the section of the Proxy Statement entitled “Certain Relationships and Related Persons Transactions—Mirion’s Related Person Transactions—Shareholder Notes.” For purposes of the ownership levels described herein, we considered the amount of principal and interest of the PIK Notes as of the actual Closing Date of October 20, 2021, but for all other purposes have assumed the Closing Date was June 30, 2021 for the unaudited pro forma condensed combined balance sheet and January 1, 2020 for the unaudited pro forma condensed combined statements of operations.

(2)	Includes 20 million GSAH Class A shares subscribed for by Sponsor-related PIPE Investors.

The founder shares are subject to vesting in three equal tranches, based on the volume-weighted average price of the Company’s Class A common stock being greater than or equal to $12.00, $14.00 and $16.00, respectively (each, a “Founder Share Vesting Event”), per share for any 20 trading days in any 30 consecutive trading day period. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder shares will be set aside by the Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares. The founder shares will be forfeited to the Company for no consideration if they fail to vest within five years of the closing of the Business Combination.

In conjunction with the Business Combination Agreement, the Sponsor issued 3,200,000 membership interests to Thomas Logan, the Chief Executive Officer of Mirion, 700,000 membership interests to Brian Schopfer, the Chief Financial Officer of Mirion, and 4,200,000 membership interests to Lawrence Kingsley, the Chairman of the Board of New Mirion (collectively, the “Profits Interests”). The Profits Interests are intended to be treated as profits interests for U.S. income tax purposes, pursuant to which Messrs. Logan, Schopfer and Kingsley will have an indirect interest in the founder shares held by the Sponsor. The Profits Interests are subject to service and performance vesting conditions and do not fully vest until all of the applicable conditions are satisfied. In addition, the Profits Interests are subject to certain forfeiture conditions. See the section of the Proxy Statement entitled “Certain Relationships and Related Persons Transactions—Mirion’s Related Person Transactions—Profits Interests.” Accordingly, these awards have been treated as compensation and reflected accordingly in the pro forma adjustments to the unaudited pro forma condensed combined statements of operations.

The Combined Company may issue incentive awards under the Equity Incentive Plan. However, as the number of awards and terms are not yet known, a pro forma adjustment has not been reflected.

NOTE 2—Description of the Sun Acquisition

On December 18, 2020, Mirion purchased 100% of the issued and outstanding shares of Sun Nuclear Corporation, global leader in radiation oncology quality assurance, delivering patient safety solutions for diagnostic imaging and radiation therapy centers around the world. Mirion acquired SNC for approximately $276.9 million of gross consideration. The Sun Acquisition was funded by proceeds from a $225.0 million extension of Mirion’s 2019 Credit Facility and $70.0 million of related party notes payable.

The Sun Acquisition was consummated on December 18, 2020 with purchase accounting adjustments recorded as of and for the period ended December 31, 2020. Therefore, the unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 do not include pro forma adjustments for the Sun Acquisition as it is fully reflected in the results of Mirion. Refer to Pro Forma Adjustments for adjustments made to the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2020.

NOTE 3—Basis of the Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, with GSAH as the accounting acquirer, using the fair value concepts defined in the Financial Accounting Standards Board’s ASC Topic 820, Fair Value Measurement (“ASC 820”), and based on the historical financial information of GSAH and Mirion.

ASC 820 defines fair value, establishes a framework for measuring fair value, and sets forth a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for a non-financial asset assume the highest and best use by these market participants. Many of these fair value measurements can be highly subjective, and it is possible that other professionals applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The unaudited pro forma condensed combined financial statements were prepared based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. We are in the process of reviewing the estimated fair values of all assets acquired and liabilities assumed by the Company, including, among other things, obtaining final third-party valuations of certain tangible and intangible assets, as well as the fair value of certain contracts and the determination of certain tax balances; thus, the allocation of the purchase price is preliminary and subject to revision. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 assumes that the business combination, equity financing, and debt financing occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 present pro forma effect to the business combination, equity financing, and debt financing as if they had been completed on January 1, 2020. These periods are presented on the basis of GSAH being considered the accounting acquirer.

The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

Based on its initial analysis of the Company’s and Mirion’s accounting policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies that would impact the financial statements of the Combined Company.

Note 4—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the Combined Company. The unaudited pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Company and should be read in conjunction with its historical financial statements.

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to the accounting required under U.S. GAAP for the Business Combination.

There were no significant intercompany balances or transactions between the Companies as of the dates and for the periods of these unaudited pro forma condensed combined financial statements.

The pro forma condensed combined income tax expense (benefit) does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)

Reflects purchase accounting adjustments for Mirion, the repayment of historical debt balances, the elimination of Mirion’s historical equity (including the settlement on or before the Business Combination closing date of receivables from employees for purchase of common stock in the amount of $2.1 million, with $0.3 million of remaining receivables from non-executive employees reclassified to other current assets), and the resulting impacts on additional paid-in capital (dollars in millions).

	As of June 30, 2021	Transaction Adjustments		Estimated Fair Value
Purchase consideration:
Cash consideration				$1,310.0
Equity consideration paid to existing owners of Mirion				407.0
Cash repayment of debt				908.7
Cash paid for seller transaction expenses				11.7

Total				$2,637.4

Net assets and liabilities acquired:
Goodwill	681.5	946.5	(1)	1,628.0
Amortizable intangibles	326.3	441.2	(2)	767.5
Cash and cash equivalents	101.1	—		101.1
Accounts receivable, net	133.3	—		133.3
Costs in excess of billings on uncompleted contracts	57.2	—		57.2
Inventories	113.2	21.7	(2)	134.9
Other current assets	29.1	0.3	(3)	29.4
Property, plant and equipment, net	88.8	43.4	(2)	132.2
Other non-current assets	16.7	—		16.7
Accounts payable	(47.1)	—		(47.1)
Deferred contract revenue	(50.4)	20.0	(2)	(30.4)
Accrued expenses and other current liabilities	(84.3)	—		(84.3)
Deferred income taxes and other non-current liabilities	(77.5)	(123.6)	(2)	(201.1)

Total	$1,287.9	$1,349.5		$2,637.4

(1)	Reflects the net adjustment to goodwill as a result of Mirion purchase accounting adjustments.
(2)	Reflects the change in fair value of certain intangible assets, inventory, property, plant and equipment, deferred revenue, and deferred tax liabilities recognized in the purchase price allocation.
(3)	Reflects the reclassification of receivables from non-executive employees for the purchase of Mirion common stock that remain unpaid after the closing of the Business Combination.

	As of June 30, 2021	Transaction Adjustments		Adjusted Balance
Write-off of historical equity and pay-off of debt, net of cash on hand:
Third-party notes payable, current, net	$(6.4)	$6.4	(4)	$—
Third-party notes payable, non-current, net	(885.7)	885.7	(4)	—
Related party notes payable, non-current, net	(1,235.3)	1,235.3	(4)	—
Class B common stock	0.1	(0.1)	(5)	—
Additional paid-in capital	9.5	(9.5)	(5)	—
Receivable from Employees for purchase of Common Stock	(2.4)	2.4	(5)	—
Accumulated (deficit) earnings	(888.0)	888.0	(5)	—
Noncontrolling interests	2.1	(2.1)	(5)	—
Accumulated other comprehensive income (loss)	39.2	(39.2)	(5)	—

Total	$(2,966.9)	$2,966.9		$—

(4)	Reflects the repayment of historical debt balances, net of cash and cash equivalents.
(5)

Represents the elimination of Mirion’s historical equity. This includes the settlement on or before the closing date of receivables from employees for purchase of Mirion common stock in the amount of $2.1 million. The remaining $0.3 million has been reclassified to other current assets.

	As of June 30, 2021
Adjustment to Additional Paid-in Capital
Equity consideration to sellers	$407.0	(6)
Payment of seller transaction expenses	11.7	(7)

Total	$418.7

(6)	Reflects the net adjustment to additional paid-in capital for equity consideration issued to the selling equity holders.
(7)

Reflects the adjustment for the consideration paid to the sellers for certain transaction expenses. This adjustment is offset with a corresponding decrease to additional paid-in capital under the financing pro forma column (see note (b) for further details).

(b)	Reflects the net adjustment to cash associated with the PIPE Investment and Business Combination (dollars in millions).

Sources:
Cash inflow from PIPE Investment	$900.0	(1)
Cash inflow from Company’s Trust Account	750.0	(2)
Cash inflow from new debt	830.0	(3)
Cash inflow from balance sheet	102.0	(4)

Total sources	2,582.0
Uses:
Paydown of Mirion third-party debt	908.7	(5)
Payment to selling equity holders	1,310.0	(6)
Payment to redeeming Company stockholders	146.3	(7)
Cash to balance sheet	134.7	(8)
Payment of seller transaction expenses	11.7	(9)
Payment of other transaction expenses	70.6	(10)

Total uses	2,582.0
Net pro forma cash flow	$—

(1)	Represents the issuance of 90 million shares of GSAH Class A common stock through the PIPE Investment at a par value at $0.0001 per share and a $10.00 price per share.
(2)

Reflects the reclassification of cash equivalents held in the trust account (excluding $0.1 million of interest reflected as cash inflow from balance sheet) and reflects that the cash equivalents are available to effectuate the Business Combination or to pay redeeming Company stockholders.

(3)

Represents the issuance of $830.0 million of new debt as part of the transaction. As a 0.25% minimum of the original principal amount will be due quarterly, we have classified $8.3 million of the new debt as current and $821.7 million as noncurrent.

(4)	Represents the cash held by GSAH outside of the trust account (but including $0.1 million of interest held in the trust account) and Mirion as of June 30, 2021.
(5)	Reflects the cash used to effect the repayment of third-party debt, primarily borrowings under Mirion’s 2019 credit facility.

(6)

Reflects the net cash consideration paid to or on behalf of the Mirion Sellers under the terms of the Business Combination Agreement. This includes the repayment of outstanding notes payable to the Mirion Sellers.

(7)	Reflects the payment made to redeeming Company stockholders (14.6 million shares at a price of $10.00 per share).
(8)	Reflects the net amount of cash to be retained on the pro forma combined condensed balance sheet.
(9)	Represents the payment of estimated seller transaction and transaction advisor fees and expenses.
(10)

Represents the payment of deferred underwriter discounts and commissions of $26.3 million and an estimated $44.3 million of other acquisition-related transaction and transaction advisor fees and expenses. Acquisition-related transaction expenses and related charges are not included as a component of consideration to be transferred but are reflected as a period cost. The unaudited pro forma condensed balance sheet reflects these costs as a reduction of cash with a corresponding adjustment to deferred underwriting fees, accounts payable, and accrued expenses and other liabilities. See (e) for further details.

(c)

Represents funds from equity and debt issuances as part of the Business Combination used to repay Mirion’s 2019 Credit Facility and other third-party borrowings under the terms of the Business Combination Agreement (dollars in millions).

As of June 30, 2021
Third-party debt, reduction of principal	$908.7
Accelerated amortization of debt issuance costs and discount	(16.6)

Total reduction of third-party debt	$892.1

Third party debt:
Current	$6.4
Non-current	885.7

Total	$892.1

(d)	Represents the release of restrictions on the investments and cash held in the Trust Account upon consummation of the Business Combination.
(e)

Represents the accrual for transaction expenses exceeding payment of transaction expenses from consideration received and amounts expensed prior to June 30, 2021, and the resulting impact on accumulated (deficit) earnings, as well as the payment of transaction expenses incurred in conjunction with the Business Combination on the balance sheet as of June 30, 2021.

Accrual for transaction expenses	$11.2

Payment of transaction expenses on behalf of seller	$11.7
Payment of other transaction expenses:
Deferred underwriting discount (see (f) below)	26.3
Debt issuance costs on new debt (see (k) below)	22.6
Transaction expenses in GSAH accounts payable ($6.6 million)	6.6
Transaction expenses accrued by Mirion	15.1

Total transaction expenses paid	$82.3

(f)	Represents the $26.3 million payment of underwriting costs incurred as part of the Company’s IPO and committed to be paid upon the consummation of a business combination.

(g)	Represents the reclassification of 75,000,000 shares of GSAH Class A common stock subject to possible redemption to permanent equity at a par value of $0.0001 per share.
(h)

Represents the recording of a noncontrolling interest for the shares of GSAH Class B common stock issued to certain existing Mirion Sellers. At closing of the Business Combination, equity holders of Mirion had the option to elect to have their rollover equity in Mirion exchanged for either shares of GSAH Class A common stock or Paired Interests. The Combined Company owns 100% of the voting shares (Class A) of IntermediateCo and greater than 80% of the non-voting shares of IntermediateCo Class B common stock. As a result, the Combined Company will recognize a noncontrolling interest for the portion of IntermediateCo that is not attributable to the Combined Company. We have considered that, of the existing Mirion stockholders, only certain members of Mirion management elected to receive Paired Interests.

Noncontrolling interest:
Percentage	4.5%
At June 30, 2021 (in millions)	$88.6

Adjustments to Unaudited Pro Forma Condensed Statements of Operations

(i)	Reflects the impact of Mirion purchase accounting adjustments on the operating results for the six months ended June 30, 2021 and for the year ended December 31, 2020.

For the six months ended June 30, 2021	(1)	(2)	(3)	(4)	(5)	(6)	Total
Revenue
Product	$—	$—	$—	$—	$—	$—	$—
Service	—	—	—	—	—	—	—

Total revenues	—	—	—	—	—	—	—
Costs and expenses
Cost of revenues—Product	(0.1)	(0.2)	—	—	—	—	(0.3)
Cost of revenues—Service	0.6	(0.2)	—	—	—	—	0.4
Selling, general and administrative	22.5	(0.2)	—	—	—	—	22.3
Research and development	—	—	—	—	—	—	—
Other deductions, net	—	—	—	—	—	—	—
Change in fair value of warrant liability	—	—	—	—	—	—	—
Dividend (income) expense	—	—	—	—	—	—	—
Interest expense, net	—	—	—	—	(86.7)	—	(86.7)

Income (loss) before income taxes	(23.0)	0.6	—	—	86.7	—	64.3
Income tax (benefit) expense	—	—	—	—	—	16.1	16.1

Net income (loss)	$(23.0)	$0.6	$—	$—	$86.7	$(16.1)	$48.2

For the year ended December 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	Total
Revenue
Product	$—	$—	$—	$—	$—	$—	$—
Service	—	—	(12.7)	—	—	—	(12.7)

Total revenues	—	—	(12.7)	—	—	—	(12.7)
Costs and expenses
Cost of revenues—Product	0.7	1.0	—	16.5	—	—	18.2
Cost of revenues—Service	0.1	1.0	—	—	—	—	1.1
Selling, general and administrative	48.9	2.0	—	—	—	—	50.9
Research and development	—	—	—	—	—	—	—
Other deductions, net	—	—	—	—	—	—	—
Change in fair value of warrant liability	—	—	—	—	—	—	—
Dividend (income) expense	—	—	—	—	—	—	—
Interest expense, net	—	—	—	—	(159.0)	—	(159.0)

Income (loss) before income taxes	(49.7)	(4.0)	(12.7)	(16.5)	159.0	—	76.1
Income tax (benefit) expense	—	—	—	—	—	19.0	19.0

Net income (loss)	$(49.7)	$(4.0)	$(12.7)	$(16.5)	$159.0	$(19.0)	$57.1

(1)

Reflects the change in amortization related to the change in fair value of certain Mirion intangible assets as if Mirion was acquired on January 1, 2020, reassessment of asset lives, and estimated split of cost of revenues between cost of revenues–product and cost of revenues–service.

(2)

Reflects the change in depreciation related to the change in fair value of certain Mirion property, plant and equipment as if Mirion was acquired on January 1, 2020, reassessment of asset lives, and estimated split of cost of revenues between cost of revenues–product and cost of revenues–service.

(3)	Reflects the impact of acquisition accounting adjustments related to reducing deferred revenue to its estimated fair value as of the acquisition date as if Mirion was acquired on January 1, 2020.
(4)

Reflects the increase to product cost of revenues from the acquisition accounting increase in fair value of inventory that is expected to be sold within one year of the acquisition date as if Mirion was acquired on January 1, 2020. The increase in fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. These expenses will not affect the Company’s statement of operations beyond 12 months after the acquisition date.

(5)

Reflects the elimination of interest expense on debt assumed settled as of January 1, 2020 ($175.6 million), net of $16.6 million accelerated amortization of debt issuance costs and discount on historical debt, for the twelve months ended December 31, 2020. Reflects the elimination of interest expense on debt assumed settled as of January 1, 2020 ($86.7 million), for the six months ended June 30, 2021.

(6)	Represents the income tax effect of the above pro forma adjustments based on an estimated blended statutory rate of 25%.

(j)

Reflects share-based compensation expense estimated for 8.1 million Profits Interests issued to Messrs. Logan, Schopfer and Kingsley. The Profits Interests are subject to service vesting conditions (50% of the Profits Interests granted to each of Messrs. Logan and Schopfer service-vest on each of the second and third anniversaries of the Closing, and fifty percent (50%) of the Profits Interests granted to Mr. Kingsley service-vest on each of the first and second anniversaries of the Closing) and performance vesting conditions (the share price must meet or exceed certain established thresholds for 20 out of 30 trading days before the fifth anniversary of the closing date). Of the Profits Interests, 3.2 million have a threshold price of $12 per share, 2.0 million have a threshold price of $14 per share, and 3.0 million have a threshold price of $16 per share. Based upon a valuation model using Monte Carlo simulations, a fair value per share of $8.03, $6.83, and $5.74 has been estimated for the $12, $14, and $16 per share performance vesting conditions, respectively. The expense will be recognized on a straight-line basis over the related service period for each tranche of awards. As the Profits Interests include the completion of the Business Combination as a vesting condition, the expense that accumulates prior to the Business Combination will not be recorded until it occurs.

(k)

Represents the interest expense and amortization of debt issuance costs related to new debt issued in the amount of $830.0 million assuming an indicative 3.25% interest rate (LIBOR subject to a floor of 0.50% + 2.75%). Debt issuance costs have been estimated to be approximately $22.6 million; a 1% change in the debt issuance costs would impact the total debt issuance costs by $9 million. Note that actual interest rates and debt issuance costs, including any upfront fees or OID, will vary depending upon a variety of factors including the timing of the debt financing marketing and market conditions existing at such time. The following table details the pro forma impact of a net increase/decrease in the interest rate of 1/8th of a percentage point and the pro forma impact of a 1% increase/decrease in the debt issuance costs as a percentage of debt (dollars in millions).

	Six months ended June 30, 2021	Year ended December 31, 2020
Increase in interest expense due to a rate increase of 1/8th of a percentage point	0.5	1.0
Decrease in interest expense due to a rate decrease of 1/8th of a percentage point	(0.5)	(1.0)
Increase in interest expense due to an increase in the percentage for debt issuance costs of 1%	1.3	2.6
Decrease in interest expense due to a decrease in the percentage for debt issuance costs of 1%	(1.3)	(2.6)

(l)	Reflects adjustments to income tax expense due to the tax impact on the pro forma adjustments at the estimated statutory rate of 25%.
(m)	Represents the attribution of net loss to a non-controlling interest. See (h) above for further details.
(n)	Pro forma earnings per share (amounts rounded and in millions except share and per share)(1):

	Six months ended June 30, 2021	Year ended December 31, 2020
Pro forma net income (loss) available to common stockholders (in millions)	$(65.8)	$(191.0)

Shares of Class A Common Stock:
Class A common stock outstanding	75,000,000	75,000,000
Class A common stock issued to Mirion Sellers	30,401,902	30,401,902
Class A common stock issued to PIPE Investors	90,000,000	90,000,000
Class A redemptions	(14,628,610)	(14,628,610)

Pro forma weighted average number shares outstanding, Class A	180,773,292	180,773,292
Pro forma net income (loss) per share of common stock—basic and diluted, Class A(2)(3)	$(0.36)	$(1.06)

(1)	Class B common stock of the Combined Company will have voting rights but no economic interest in the Combined Company and therefore have been excluded from the calculation of basic earnings per share.
(2)

At June 30, 2021, the Company had outstanding warrants to purchase up to 27,250,000 shares of Class A common stock. One whole warrant entitles the holder thereof to purchase one share of GSAH Class A common stock at a price of $11.50 per share. The Company’s warrants are anti-dilutive due to pro forma net losses and have been excluded from the diluted number of the Combined Company’s Shares outstanding.

(3)

Excludes 18,750,000 founder shares that are subject to forfeiture if a Founder Share Vesting Event does not occur within five years of the closing of the Business Combination. The founder shares are subject to certain Founder Share Vesting Events. Holders of the founder shares are entitled to vote such founder shares and receive dividends and other distributions with respect to such founder shares prior to vesting, but such dividends and other distributions with respect to unvested founder Shares will be set aside by the Combined Company and shall only be paid to the holders of the founder shares upon the vesting of such founder shares.

As the holders of the founder shares are not entitled to participate in earnings unless the vesting conditions are met, the founders shares have been excluded from the calculation of basic earnings per share. The founders shares are also excluded from the calculation of diluted earnings per share because their inclusion would be anti-dilutive.

(o)

Reflects the impact of Sun purchase accounting adjustments on the operating results for the year ending December 31, 2020 assuming the acquisition occurred on January 1, 2020 rather than the date acquired by Mirion (December 18, 2020) (dollars in millions).

For the year ended December 31, 2020	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Total
Revenue
Product	$—	$—	$(4.7)	$—	$—	$(2.6)	$—	$—	$(7.3)
Service	—	—	(9.5)	—	—	—	—	—	(9.5)

Total revenues	—	—	(14.2)	—	—	(2.6)	—	—	(16.8)
Costs and expenses
Cost of revenues – Product	4.1	(0.1)	—	4.7	—	(1.0)	—	—	7.7
Cost of revenues – Service	—	—	—	—	—	—	—	—	—
Selling, general and administrative	15.7	(0.5)	—	—	1.6	(1.1)	—	—	15.7
Research and development	—	—	—	—	—	—	—	—	—
Other deductions, net	—	—	—	—	—	—	—	—	—
Change in fair value of warrant liability	—	—	—	—	—	—	—	—	—
Dividend (income) expense	—	—	—	—	—	—	—	—	—
Interest expense, net	—	—	—	—	—	—	21.3	—	21.3

Income (loss) before income taxes	(19.8)	0.6	(14.2)	(4.7)	(1.6)	(0.5)	(21.3)	—	(61.5)
Income tax (benefit) expense	—	—	—	—	—	—	—	(11.1)	(11.1)

Net income (loss)	$(19.8)	$0.6	$(14.2)	$(4.7)	$(1.6)	$(0.5)	$(21.3)	$11.1	$(50.4)

(1)	Reflects the incremental amortization of related to the additional intangible assets recognized in the purchase price allocation as well as the increase in fair value of certain intangible assets.
(2)	Reflects the elimination of depreciation expense of related to the reduction in fair value of Sun Nuclear’s property and equipment as of the acquisition date.

(3)

Reflects the reduction in revenue related to the reduction in the fair value of Sun Nuclear’s deferred revenue as of the acquisition date. The reduction in revenue represents the difference between prepayments related to the extended maintenance and software arrangements and the fair value of the assumed performance obligations.

(4)

Reflects the increase to product cost of revenues from the increase in fair value of Sun Nuclear’s inventory that is expected to be sold within one year of the acquisition date. The increase in fair value was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts. These expenses will not affect the Combined Company’s statement of operations beyond 12 months after the acquisition date.

(5)	Reflects the increase in rent expense from the de-consolidation of affiliates that will no longer qualify for consolidation as a result of the Sun Acquisition.
(6)	Reflects the elimination of the Radon business distributed to the Sun Nuclear shareholders prior to the Sun Acquisition.
(7)

Reflects the incremental interest expense of $21.3 million, including the amortization of related debt issuance costs, related to financing the Sun Acquisition with a draw of $225 million on the 2019 Credit Facility and increase of $70 million in shareholder loans. The interest rate on the 2019 Credit Facility is based upon the lessor of LIBOR or 0% plus 4%. An increase in this interest rate of 1/8th of a percentage point would result in $0.3 million in additional interest expense; a decrease of 1/8th of a percentage point would result in $0.2 million less interest expense.

(8)	Represents the income tax effect of the above pro forma adjustments for the year ended December 31, 2020 based on the U.S. statutory income tax rate of 25%.

(p)	To eliminate the Company’s dividend income on the trust account.
(q)

Represents the recognition of additional transaction expenses estimated to be incurred in conjunction with the Business Combination. These costs will not affect the Company’s statement of operations beyond 12 months after the acquisition date.